As filed with the Securities and Exchange Commission on April 3, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEURODERM LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

NeuroDerm Ltd.

Ruhrberg Science Building

3 Pekeris St.

Rehovot 7670212, Israel

+972 (8) 946-2729l

(Address of Principal Executive Offices)(Zip Code)

NeuroDerm Ltd. 2014 Incentive Compensation Plan

(Full Title of the Plans)

NeuroDerm, Inc.

c/o Corporation Trust Center

1209 Orange Street

Wilmington, County of New Castle, Delaware 19801

(Name and address of agent for service)

Tel: +1 (302) 738-6680

(Telephone number, including area code, of agent for service)

Copies to:

Colin J. Diamond, Esq. White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Tel: (212) 819-8200 Fax: (212) 354-8113	David S. Glatt, Adv. Ronen Bezalel, Adv. Jonathan M. Nathan, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value New Israeli Shekel (“NIS”) 0.01 per share (“Ordinary Shares”)	526,702	(2)	$26.15	(3)	$13,773,257.30	$1,596.33

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares that may become issuable under the terms of the 2014 Incentive Compensation Plan (the “2014 Plan”) of NeuroDerm Ltd. (the “Registrant”) by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding Ordinary Shares of the Registrant.

(2)	Represents an automatic increase to the number of Ordinary Shares available for issuance under the 2014 Plan, effective January 1, 2017.

(3)	Calculated in accordance with Rule 457(h)(1) and 457(c) promulgated under the Securities Act, based on the average of the high and low prices (which was $26.90 and $25.40, respectively) of the Registrant’s Ordinary Shares on the NASDAQ Global Market on March 30, 2017.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 526,702 ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”), of NeuroDerm Ltd. (the “Company,” the “Registrant” or “NeuroDerm”) issuable pursuant to the 2014 Incentive Compensation Plan (the “2014 Plan”), representing an automatic increase effective as of January 1, 2017.

Pursuant to Instruction E of Form S-8, the contents of the Company’s Registration Statements on Form S-8 (File Nos. 333-200331, 333-205485 and 333-210497) filed with the Securities and Exchange Commission (the “Commission”) on November 18, 2014, July 2, 2015 and March 31, 2016, respectively, are incorporated herein by reference, and the information required by Part II is omitted, except as supplemented by the information set forth below. References to “we”, “our” or “us” below refer to NeuroDerm and its consolidated subsidiaries.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents (or portions thereof) that we have filed with or furnished to the Commission:

(a)	Our Annual Report on Form 20-F filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 29, 2017; and

(b)	The description of our Ordinary Shares under “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, filed with the Commission on November 10, 2014.

All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by us to the Commission that are identified in such forms as being incorporated into this Registration Statement, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit

4.1	2014 Incentive Compensation Plan(1)

4.2	Amended and Restated Articles of Association of NeuroDerm Ltd.(2)

4.3	Specimen ordinary share certificate of NeuroDerm Ltd.(3)

5.1	Opinion of Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)

23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm

23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

(1)	Incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1 (Commission File No. 333-198754) filed with the Commission on November 3, 2014 (the “F-1 Registration Statement”).

(2)	Incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the F-1 Registration Statement, filed with the Commission on November 3, 2014.

(3)	Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the F-1 Registration Statement, filed with the Commission on November 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rehovot, Israel, on this 3rd day of April, 2017.

NEURODERM LTD.

By:	/s/ Oded S. Lieberman
Name: Oded S. Lieberman
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of NeuroDerm Ltd., an Israeli corporation, do hereby constitute and appoint Oded S. Lieberman, Chief Executive Officer, and Roy Golan, Chief Financial Officer, and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with such registration statements or amendments or supplements thereof and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on April 3, 2017 in the capacities indicated.

Signatures	Title
/s/ Oded S. Lieberman Oded S. Lieberman	Chief Executive Officer (Principal Executive Officer)
/s/ Roy Golan Roy Golan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Robert Taub Robert Taub	Chairman of the Board
/s/ Shmuel Cabilly Shmuel Cabilly	Director
/s/ Larry Ellberger Larry Ellberger	Director
/s/ Alla Felder Alla Felder	Director
/s/ Jonathan Kalman Jonathan Kalman	Director
/s/ Uwe Wascher Uwe Wascher	Director

By: /s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director	Authorized Representative in the United States